Exhibit 99.1

5151 Edina Industrial Blvd., Suite 575, Minneapolis, MN 55439 | (952) 405-6216 | www.petvivo.com

PRESS RELEASE:

FOR IMMEDIATE RELEASE

PetVivo Holdings Annouces Transformative Acquisition Of PiezoBioMembrane To Build a Leading Functional Biomaterials Platform

Acquisition Strengthens Company’s Intellectual Property Portfolio and Creates New Opportunities for Medical Device and Therapeutic Product Development Across Animal and Human Health Markets

MINNEAPOLIS, MN, US, June 24, 2026 — PetVivo Holdings, Inc. (OTCQX: PETV) (OTCID: PETVW), in cooperation with its wholly-owned subsidiaries, Cosmeta Corp, PetVivo Animal Health, Inc. and PetVivo AI, Inc., a leading provider of medical devices and biomedical therapeutics for equines and companion animals, today announced that it has entered into an Agreement and Plan of Merger to acquire PiezoBioMembrane, Inc. (“PBM”), a developer of advanced functional biomaterials and piezoelectric technologies.

Upon closing of the transaction, PBM will become a wholly owned subsidiary of Cosmeta Corp., PetVivo’s wholly owned operating subsidiary focused on the development, commercialization, licensing, and management of next-generation biomaterials, regenerative medicine technologies, and related intellectual property platforms.

Under the terms of the merger agreement, PBM shareholders will receive an aggregate of 3,000,000 shares of PetVivo common stock, with a portion of the consideration subject to milestone-based retention and forfeiture provisions designed to align future value creation with the achievement of key development and regulatory objectives.

The acquisition is expected to provide PetVivo with access to and control of PBM’s technology platform, including proprietary know-how, licensed intellectual property rights, patents, patent applications, trade secrets, biomaterials, formulations, regulatory assets, manufacturing information, development materials, clinical information, and other technology and business assets supporting the development of functional biomaterials, medical devices, and other beneficial therapeutic applications.

“We believe this transaction represents a transformative step in PetVivo’s long-term growth strategy,” stated John Lai, Chief Executive Officer of PetVivo Holdings. “PBM has developed a compelling functional biomaterials platform with the potential to support the development of multiple medical device and therapeutic product lines across both human and animal health markets. By combining PBM’s scientific innovation with PetVivo’s product development capabilities, commercialization experience, regulatory expertise, and public company infrastructure, we believe we can accelerate the advancement of technologies that may serve as the foundation for numerous future products and strategic opportunities. In addition, we believe the combined platform may create opportunities to secure grant funding, research collaborations, and research and development tax credit programs that can help support innovation and product development. We are excited about the potential to create meaningful value for patients, veterinarians, physicians, strategic partners, and our shareholders as we continue to expand and diversify our technology portfolio.”

Thanh Nguyen, President of PiezoBioMembrane, stated, “This transaction represents an exciting milestone for PBM and reflects the years of scientific development, innovation, and technology advancement undertaken by our team. Through a combination of proprietary know-how, licensed intellectual property, research collaborations, and product development efforts, PBM has established a functional biomaterials platform that we believe offers significant opportunities across a broad range of medical device and therapeutic applications. We believe the combination of PBM’s technology platform with PetVivo’s development, regulatory, manufacturing, and commercialization capabilities creates a compelling opportunity to accelerate future product development and maximize the value of the technologies and intellectual property rights available to the combined organization. We look forward to working closely with the PetVivo team to advance the platform and pursue new opportunities for growth and innovation.”

PBM’s technology platform includes proprietary biomaterial technologies designed to support tissue repair, regeneration, and other therapeutic applications. The parties expect the combined resources of PBM, Cosmeta, and PetVivo to accelerate product development activities, regulatory advancement, strategic collaborations, and commercialization initiatives.

The transaction also establishes a framework for the continued involvement of key PBM personnel in the advancement of the technology platform and the achievement of development milestones following closing.

The closing of the merger remains subject to customary closing conditions, including completion of due diligence, satisfaction of specified closing obligations, execution of related transaction documents, completion of required financing activities, and other customary conditions.

About PetVivo Holdings, Inc.

PetVivo Holdings Inc. (OTCQX: PETV; OTCID: PETVW), in cooperation with its wholly owned subsidiaries PetVivo Animal Health, Inc. and PetVivo AI Inc., is an emerging biomedical device company currently focused on the manufacturing, commercialization and licensing of innovative medical devices and therapeutics for companion animals. The Company’s strategy is to leverage human therapies for the treatment of companion animals in a capital and time efficient way. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than more stringently regulated pharmaceuticals and biologics.

PetVivo has a robust pipeline of products for the treatment of animals and people. A portfolio of twelve patents and six trade secrets protect the Company’s biomaterials, products, production processes and methods of use. The Company’s lead products SPRYNG® with OsteoCushion® technology, a veterinarian-administered, intra-articular injection for the management of lameness and other joint related afflictions, including osteoarthritis, in cats, dogs and horses, and PrecisePRP®, a first-in-class, off-the-shelf, platelet-rich plasma (PRP) product designed for use by veterinarians, are currently available for commercial sale.

For more information about PetVivo Holdings, Inc. or its innovative products, Spryng and PrecisePRP, please contact info1@petvivo.com or visit petvivo.com, petvivoanimalhealth.com and sprynghealth.com.

Company Contact

John Lai, CEO

PetVivo Holdings, Inc.

Email Contact

Tel (952) 405-6216

Forward-Looking commercial Statements

The foregoing information regarding PetVivo Holdings, Inc. (the “Company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.